UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2023

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Class W common stock purchase warrants	CSSEW	OTCBB
Class Z common stock purchase warrants	CSSEZ	OTCBB

Chicken Soup for the Soul Entertainment, Inc. (the “Company” or “we” or similar pronouns) is filing this Current Report on Form 8-K to provide certain unaudited financial information relating to its results for the fourth quarter and full year ended December 31, 2022 (subject to final audit adjustments) and certain guidance for 2023. This information is provided in Item 2.02, below. The Company also reports certain proposed purchases of its Class A common stock by its parent company under Item 1.01, below.

Item 1.01. Entry into a material definitive agreement

Investment from Parent Company and Equitization of Certain Obligations

Our parent company, Chicken Soup for the Soul, LLC (“CSS”), has agreed to purchase an amount of shares of our Class A common stock having an aggregate purchase price equal to $3.8 million as part of a proposed underwritten offering of our Class A common stock as described in the prospectus supplement to our Registration Statement on Form S-3 (No.333-257057).

As described below in “– CSS License Agreement” and “— CSS Management Agreement,” we pay our parent company, CSS, certain quarterly fees for the perpetual and exclusive right to use the brand Chicken Soup for the Soul in connections with our business and video products and services, and for the services of key personnel and provision to us by CSS of integral operational and financial resources.

We have entered into a modification with CSS (the “CSS Agreements Modification”) to each of the CSS Management Agreement (as defined below) and CSS License Agreement (as defined below) pursuant to which (a) $3.45 million of the aggregate fees under the CSS Management Agreement and CSS License Agreement that have been earned by CSS in the first quarter of 2023 and (b) 25% (or $12.75 million) of the next $51 million of such fees that will be earned by CSS after April 1, 2023 shall be paid through the issuance by our company of shares of our Class A common stock. The shares payable with respect to clause (a), above, are being issued promptly following the execution of the CSS Agreements Modification. The shares that shall become issuable in the future under clause (b) shall be issued each fiscal quarter as such fees are earned. The shares shall be valued at the higher of (a) $3.05 (which was the highest of our closing price (as reflected on Nasdaq.com) of our Class A common stock on the trading day immediately preceding the signing of the modification, and the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the modification, and (b) the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately following the filing of the Company’s 10-K for the year ended December 31, 2022.

It is anticipated that the $3.8 million investment by CSS in the underwritten offering noted above, and the equitization by CSS of fees under the CSS Management Agreement and CSS License Agreement, as described above, will increase our available working capital position by approximately $20 million dollars.

CSS License Agreement

Since our initial public offering, we have had a trademark and intellectual property license agreement with CSS, which we refer to as the “CSS License Agreement.” Under the terms of the CSS License Agreement, we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. We pay CSS an incremental recurring license fee equal to 4% of our net revenue for each calendar quarter, and a marketing fee of 1% of our net revenue.

CSS Management Agreement

Since our initial public offering, we have had a management services agreement, which we refer to as the “CSS Management Agreement”, in which we pay CSS a management fee equal to 5% of our net revenue. Under the terms of the CSS Management Agreement, we are provided with the broad operational expertise of CSS and its subsidiaries and personnel, including the services of our chairman and chief executive officer. The CSS Management Agreement also provides for resources, such as accounting, legal, marketing, management, data access and back-office systems, and provides us with office space and equipment usage. On August 1, 2019, we entered into an amendment to the CSS Management Agreement which removed our obligation to pay sales commissions to CSS in connection with sponsorships for our video content or other revenue generating transactions arranged by CSS or its affiliates. On March 15, 2021, we entered into a further amendment to the CSS Management Agreement which clarified that the term of the CSS Management Agreement shall continue on a month-to-month basis until terminated by either of the parties thereto.

Item 2.02. Results of Operations and Financial Condition.

Unaudited 2022 Results

The Company anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2022 on or prior to March 31, 2023. Subject to final audit adjustments, the Company anticipates reporting as follows:

Unaudited full fiscal 2022 vs. 2021

•	net revenue of $252.8 million, compared to $110.4 million in 2021;

•	total operating costs and expenses of $369.5 million, compared to $156.4 million in 2021;

•	a net loss of $(111.3) million, compared to $(59.4) million in 2021, representing a net loss per share in 2022 of $(6.45) as compared to $(3.96) in 2021;

•	adjusted EBITDA of $33.5 million, compared to $21.8 million in 2021.

•	net cash used in operating activities of $(62.9) million, compared to $(30.4) million in 2021.

Unaudited fourth quarter 2022 vs. 2021

•	net revenue of $113.6 million, compared to $36.0 million in 2021;

•	total operating costs and expenses of $160.7 million, compared to $55.0 million in 2021;

•	a net loss of $(56.3) million, compared to $(22.4) million in 2021, representing a net loss per share in 2022 of $(2.70) as compared to $(1.38) in 2021;

•	adjusted EBITDA of $14.7 million, compared to $9.3 million in 2021.

Note Regarding Use of Non-GAAP Financial Measures

We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized during the years ended December 31, 2022 and 2021 and the three months ended December 31, 2022 and 2021, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by US GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;

•	Adjusted EBITDA does not reflect the effects of preferred dividend payments, or the cash requirements necessary to fund;

•	Although amortization and depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect the effects of the amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs;

•	Adjusted EBITDA does not reflect the impact of stock-based compensation upon our results of operations;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect our income tax (benefit) expense or the cash requirements to pay our income taxes;

•	Adjusted EBITDA does not reflect the impact of acquisition related expenses; and the cash requirements necessary;

•	Adjusted EBITDA does not reflect the impact of other non-recurring, infrequent in nature and unusual expenses; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

The following table presents a reconciliation of Adjusted EBITDA to loss before income taxes and preferred dividends, the most directly comparable GAAP measure, for the periods presented:

	Years Ended (unaudited) December 31,		Three Months Ended (unaudited) December 31,
	2022	2021	2022	2021
Loss before income taxes and preferred dividends	(139,250,158)	$(50,413,642)	(63,762,379)	(20,227,645)
Other Taxes	408,309	308,720	87,106	58,094
Interest Expense(a)	27,840,340	4,831,175	16,848,446	1,297,235
Film Library & Program Amortization(b)	66,538,476	35,630,591	23,962,043	11,748,690
Stock-based Compensation(c)	5,869,711	5,247,807	820,523	1,309,888
Reserve for bad debt and video returns	3,316,112	2,522,629	1,262,476	366,321
Amortization and depreciation (d)	23,565,986	7,408,155	12,537,994	2,143,802
Other non-operating income(e)	(4,259,122)	(379,151)	(226,901)	(132,114)
Impairment of assets(f)	12,652,452	11,839,501	12,652,452	11,839,501
Transitional expenses(g)	7,175,963	560,982	3,870,493	155,115
All other nonrecurring costs(h)	29,610,957	4,267,725	6,613,760	693,680
Total Adjusted EBITDA	$33,469,026	$21,824,492	$14,666,013	$9,252,567

(a).	Includes amortization of deferred financing costs of $1,057,175 and $495,974 for the years ended December 31, 2022 and 2021, respectively, and $346,290 and $141,926 for the three month period ended December 31, 2022 and 2021, respectively.

(b).	Includes film library amortization, film library revenue shares and participation costs, theatrical release costs as well as amortization for certain program rights.

(c).	Represents expense related to common stock equivalents issued to certain employees and officers under the Long-Term Incentive Plan. In addition to common stock grants issued to employees, directors, and consultants.

(d).	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in operating costs.

(e).	Other non-operating income is primarily comprised of interest income earned on cash deposits, other non-operating income including settlements, debt extinguishment costs, and changes to fair market value of warrants.

(f).	Represents impairments charges related to our content and intangible assets.

(g).	Represents transitional and integration costs primarily associated with business combinations. Costs include non-recurring payroll and redundant or non-recurring costs including technology, marketing, and certain overhead.

(h).	Includes legal, consulting, accounting, and other non-recurring operating and transaction related expenses.

Certain Unaudited Pro Forma Financial Information

The following reflects the unaudited pro forma operating results for the Company which gives effect to the acquisition of Redbox (August 2022) as if it had occurred on January 1, 2022, prepared in accordance with Regulation S-X. The pro forma results are based on assumptions that the Company believes are reasonable under the circumstances. The pro forma results are not necessarily indicative of future results. The unaudited pro forma financial information includes the historical results of the Company and Redbox adjusted for certain items, which are described below, and does not include the effects of any synergies or cost reduction initiatives related to the acquisition.

•	net revenue of $409.2 million for 2022;

•	net loss of $(287.6) million in 2022.

Pro forma net losses for the year ended December 31, 2022 reflect adjustments primarily related to acquisition costs, interest expense, the amortization of intangible assets, income taxes and stock-based compensation expense. The unaudited pro forma financial information is not necessarily indicative of what the Company’s consolidated results would have been if the acquisitions had been completed at the beginning of the period.

Unaudited Balance Sheet

Subject to final audit adjustments, the Company anticipates reporting in our Annual Report on From 10-K the following balance sheet items as of December 31, 2022:

•	total assets of $883.9 million, compared to $245.0 million in 2021;

•	total liabilities of $804.1 million, compared to $153.4 million in 2021; and

•	total equity of $79.7 million, compared to $91.6 million in 2021.

As of December 31, 2022, the Company had aggregate gross indebtedness of $500.2 million, including our obligations under our HPS Credit Facility, MUFG Union Bank (formerly known as Union Bank) film financing facilities, our outstanding publicly traded 9.50% Notes (Nasdaq Symbol: CSSEN), and capital leases.

As of December 31, 2022 and 2021, we had a deficit of $(247.8) million and $(136.5) million, respectively. We expect our operating expenses to increase in the future as we continue to expand our operations. If our revenue and gross profit do not grow at a greater rate than our operating expenses, we will not be able to achieve and maintain profitability. Although we believe we have adequate sources of liquidity to meet our anticipated requirements for working capital, capital expenditures, cash dividend payments on our 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (Nasdaq Symbol: CSSEP) (“Series A Preferred Stock”), and cash interest payments on our outstanding publicly traded notes (“Notes”), credit facilities, and other debt obligations, there can be no assurance that our cash flow from operations will be sufficient to service our debt, which may require us to borrow additional funds for that purpose, restructure or otherwise refinance our debt. Additionally, we may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods.

If our monthly and annual cash flow is not adequate to cover such debt service obligations, other existing capital resources of our company would need to be utilized. If these resources also prove inadequate to service all debt obligations, we will need to secure additional financing through debt and/or equity financing. Any such financing would have the effect of further leveraging our company and/or diluting its existing stockholders. If needed, such additional financing may not be available as and when required, or on terms that are commercially reasonable. In the event we are unable to satisfy our debt service obligations from cash flows from operations and existing resources and are unable to secure additional financing as and when needed, we may be required to curtail all or some of our operations and/or dispose of assets or take other measures required to diminish such debt service obligations or raise capital resources as necessary to satisfy same. In addition, substantially all our assets have been pledged in connection with such indebtedness, and any event of default under such indebtedness could lead to foreclosure of some or all of such assets. However, the Company does have the ability to secure an additional first lien asset-based accounts receivable lending facility of up to $40 million and to secure normal course first lien film financing facilities.

Non-Cash Item Clarification

Our quarterly report on Form 10-Q, as amended, for the three-and nine-months periods ended September 30, 2022, contained an incomplete explanation in addressing an increase in non-cash expenses in Management’s Discussion & Analysis, under Liquidity & Capital Resources, Cash Flows from Operating Activities, second paragraph. The incomplete explanation has no effect on our reported cash flows or financial statements. The incremental disclosure is underlined in the following sentence as modified from the sentence appearing in such Form 10-Q – “The decrease in net loss adjusted for non-cash items, excluding the impact of deferred income taxes, was primarily driven by a $17.9 million increase in net loss and a $10.5 million increase in non-cash items driven by an increase in share-based compensation.”

Certain Guidance

Q1 2023 Guidance

For the first quarter of 2023, the Company’s anticipates the following operating results:

•	net revenue of approximately $110 million to $113 million;

•	adjusted EBITDA of approximately $18 million to $20 million.

Full Year 2023 Guidance

For the full fiscal year 2023, the Company anticipates the following operating results:

•	net revenues of approximately $500 million; and

•	adjusted EBITDA of approximately $100 million to $150 million.

CSS AVOD Transaction

In connection with our acquisition of the assets of Sonar Entertainment Inc. (“Sonar”) in May 2021, we formed CSS AVOD Inc. (“CSS AVOD”), for the purposes of creating and launching the Chicken Soup for the Soul branded AVOD network. This streaming service network was launched in May 2022 and features family oriented programming, including exclusive programs and original series. As part of these transactions we issued shares of common stock in CSS AVOD, representing 5% of its outstanding common stock, to MidCap Financial Trust (“MidCap”). MidCap had the right to require us to purchase its shares in CSS AVOD for $11,500,000 (the “Put Election”). In February 2023, MidCap exercised the Put Election and we are obligated to pay the purchase price in full on or prior to March 31, 2023. As of the date of this Current Report, approximately $5 million of the amount due under the Put Election has been paid and we intend to pay the remaining portion as and when due. Upon consummation of the Put Election, we will own 100% of CSS AVOD.

Information Not Deemed Filed

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Financial Disclosure and Guidance Advisory

The preliminary 2022 financial results are estimates and represent the most current information available to the Company’s management, as financial closing procedures for the fourth quarter and fiscal year ended December 31, 2022 are not yet complete. The Company expects that its actual results to be reported in its Annual Report on Form 10-K for the year ended December 31, 2022 will not differ materially from the preliminary results, however, these results are subject to change following the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for fiscal year 2022.

The guidance provided under “Certain Guidance” above is based on factors currently known to management and assumptions that management deems reasonable based on factors and circumstances currently known to it. These factors and circumstances may change. The company’s business is subject to numerous risks any of which could cause the Company’s actual results to differ from its guidance.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, the Company’s outlook for 2023, and related matters. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things, the risks, uncertainties, and factors described in the Company’s filings with the Securities and Exchange Commission, including its most recently filed report on Form 10-Q, its Form 10-K to be filed on or prior to March 31, 2023, and any amendments to any of the foregoing. Should any of these risks materialize, or should the Company’s assumptions prove to be incorrect, actual financial results could differ materially from the Company’s projections or those implied by these forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this Current Report on Form 8-K.

Forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date such statements are made. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof,

Item 9.01.	Financial statement and exhibits.

(d)	Exhibits:

10.1	CSS Agreements Modification.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2023	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
		Name:	William J. Rouhana, Jr.
		Title:	Chief Executive Officer